EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                                  Year Ended
                                                                                  December 31
                                                                         ---------------------------
                                                                             1997           1996
                                                                        -----------     ------------
Basic loss per share:
   Weighted average number of common shares outstanding                   6,820,863        5,026,306
                                                                        ===========      ===========

   Net loss                                                             $(2,873,603)     $(1,999,387)
   Preferred dividends                                                      275,625           98,194
                                                                        -----------      ----------
     Loss attributable to Common Stockholders                           $(3,149,228)     $(2,097,581)
                                                                        ===========      ===========

   Basic loss per share                                                 $     (0.46)     $     (0.42)
                                                                        ===========      ===========
Diluted loss per share: (1)
   Weighted average number of common shares outstanding                   6,820,863        5,026,306
   Preferred stock convertible into common shares (1)                             -                -
   Common stock equivalents from outstanding stock options                        -                -
                                                                        -----------      -----------
weighted average shares outstanding                                       6,820,863        5,026,306
                                                                        ===========      ===========

   Net loss                                                             $(2,873,603)     $(1,999,387)
   Preferred dividends                                                      275,625           98,194
                                                                        ---------------  -----------
     Loss attributable to Common Stockholders                           $(3,149,228)     $(2,097,581)
                                                                        ===============  ===========

   Diluted Loss Per Share (1)                                           $     (0.46)     $     (0.42)
                                                                        ===============  ===========

     (1) As the Company is in a net loss position the effect of all options and warrants, including Common Stock equivalents is anti-dilutive and is thus not presented in the computations of diluted loss per common share.